EXHIBIT 5


              JONES, WALKER, WAECHTER, POITEVENT,
                    CARRERE & DENEGRE L.L.P.


                          March 14, 1997

Avondale Industries, Inc.
5100 River Road
Avondale, Louisiana 70094

Dear Sirs:

     We have acted as your counsel in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on the date hereof, with respect to the offer by the Selling Shareholder, as described therein, of up to 2,946,387 shares of Common Stock, $1.00 par value per share (the "ESOP Shares"), and the offer by Avondale Industries, Inc. of up to 503,613 shares of Common Stock (the "Company Shares"). In so acting, we have examined original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the opinion that the ESOP Shares have been duly authorized and validly issued and are fully paid and non-assessable, and that the Company Shares have been duly authorized and, when issued and sold in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" as counsel for the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                              Very truly yours,

                              /s/ JONES, WALKER, WAECHTER,
                              POITEVENT, CARRERE & DENEGRE, L.L.P.

                              JONES, WALKER, WAECHTER,
                              POITEVENT, CARRERE & DENEGRE, L.L.P.